UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2023

WW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	WW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2023, WW International, Inc. (together with its subsidiaries, the “Company”) appointed Heather Stark as its Chief Financial Officer, effective May 4, 2023.

Ms. Stark, age 49, served as the Company’s Interim Principal Financial Officer since December 2022 and Head of Finance, North America from April 2022 to December 2022. Prior to that time, she served as Vice President Finance & Commercial Development from July 2018 to April 2022, Vice President Finance from May 2015 to July 2018 and Director Finance from December 2010 to May 2015, all for the Company’s Canadian business. Prior to joining the Company, Ms. Stark was with Bacardi Limited, the world’s largest privately held spirits business, where she served as Controller of the Canadian business from September 2005 to November 2010. She also previously served as the Corporate Controller of Opta Minerals Inc., a Canadian publicly traded processor, distributor and seller of industrial minerals, from 2004 to 2005. Ms. Stark was a Chartered Accountant for PriceWaterhouse Coopers LLP from 1999 through 2004. Ms. Stark received a B.A. in Canadian Studies from the University of Toronto and her Chartered Accountant and Chartered Professional Accountant designation from CPA Ontario.

On May 1, 2023, the Company entered into an employment agreement with Ms. Stark (the “Employment Agreement”), the material terms of which are as follows: (i) a base salary of CAD$685,000 per year, effective May 4, 2023; (ii) eligibility for an annual, performance-based cash bonus with a target bonus percentage of 65% of her base salary (based solely on the Company’s overall performance) effective with respect to the Company’s 2023 annual cash bonus; (iii) eligibility to participate in the Company’s annual incentive equity award program with an annual target aggregate grant amount value of 100% of base salary (subject to the grant methodology and allocation and other program terms as determined by the Compensation and Benefits Committee of the Company’s Board of Directors in its sole discretion from time to time); and (iv) a one-time equity award of 30,000 restricted stock units (the “RSU Award”) to be granted on May 15, 2023. The RSU Award shall vest one-third per year over three years on the anniversary of the grant date and be subject to the Company’s customary terms and conditions.

In the event of the termination of Ms. Stark’s employment by the Company other than for cause, subject to the execution and non-revocation of a general release of claims, she shall be entitled to receive payments under Canadian common law as detailed in her Employment Agreement. Pursuant to the Employment Agreement, Ms. Stark is also subject to covenants with respect to confidentiality, non-competition and non-solicitation of employees of the Company. The confidentiality covenant has an indefinite term, whereas the non-competition and non-solicitation covenants have respective continuing terms of 12 and 24 months following her departure from the Company.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

Exhibit 10.1	Employment Agreement, dated May 1, 2023, by and between WW Canada, ULC and Heather Stark.

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WW INTERNATIONAL, INC.

DATED: May 4, 2023	By:	/s/ Michael F. Colosi
	Name:	Michael F. Colosi
	Title:	General Counsel and Secretary